Exhibit 32.2

Neurogen Corporation
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1. I am the Chief Business and Financial Officer of Neurogen Corporation (the “Company”).

2. To the best of my knowledge:

a.
The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Thomas A. Pitler
Thomas A. Pitler
Senior Vice President and Chief Business and Financial Officer
Date: November 10, 2008